Exhibit 10.4
TERMINATION AND TRANSACTION AGREEMENT

This TERMINATION AND TRANSACTION AGREEMENT, hereinafter (the “Agreement) is effective as of the 18th of November, 2011 between the following parties:

Sikuri Minerals S.A.S., a partnership that has been duly created and is in good standing in accordance with the laws in force at the Republic of Colombia, its identification number is NIT.900.338.194-7 and is duly represented by Ángela María Osorio Zappa, of age, bearer of Identification card number 52.427.335 issued in Bogotá D.C., who has been duly authorized by the Board of Directors,  just as stated in Exhibit A of this Agreement,  Mining Latam Energy S.A. a partnership that has been duly created and is in good standing in accordance with the laws in force at the Republic of Colombia, its identification number is NIT. 900.329.056-0 and is duly represented by Ángela María Osorio Zappa, of age, bearer of Identification card number 52.427.335 issued in Bogotá D.C., who has been duly authorized by the Board of Directors, just as stated in Exhibit B of this Agreement, Guachaves Minerals Resources S.A.S., a partnership that has been duly created and is in good standing in accordance with the laws in force at the Republic of Colombia, its identification number is NIT. 900-360.779-7 and is duly represented by Santiago González Ramos, of age, bearer of Identification card number 7.691.508 issued in Neiva, who has been duly authorized by the Board of Directors, just as stated in Exhibit C of this Agreement, and Mallama Minerals Resources S.A.S a partnership that has been duly created and is in good standing in accordance with the laws in force at the Republic of Colombia, its identification number is NIT. 900.353.607-1 and is duly represented by Santiago González Ramos, of age, bearer of Identification card number 7.691.508 issued in Neiva, who has been duly authorized by the Board of Directors, just as stated in Exhibit D of this Agreement, hereinafter together all four companies shall be referred to as (the “Companies”);

Yesid Armando Beltrán Moreno, of age, bearer of identification card number 19.242.800 issued in Bogotá D.C., hereinafter (the “Holder”) and duly represented by Santiago González Ramos, of age, bearer of identification card number 7.691.508 issued in Neiva, as stated in Public Deed No. 429 issued before the Notary First of the Circle of Bogotá D.C. on February 11th, 2010, as stated in exhibit E of this Agreement; and

Minera Nariño S.A.S. a partnership that has been duly created and is in good standing in accordance with the laws in force at the Republic of Colombia, its identification number is NIT. 900.393.801-3 and is duly represented by Camilo Velásquez Vargas, of age, bearer of Identification card number No.80.083.525 issued in Bogotá D.C., who has been duly authorized by the Board of Directors, hereinafter (the “Assignee”)

Each one, the Companies, the Assignee and the Holder shall be individually referred to as (a “Party”) and collectively as (the “Parties”).

They have agreed to enter into this Agreement which is governed by the terms stated in articles 2469 and following of the Colombian Civil Code, so that it has the force of a matter settled in court as a last resort, which shall be governed by the clauses stated below, in accordance with the following:

WHEREAS:

1.           That the Parties have entered into the Contract to Transfer Mining Concession No. IKE-10421X on the 22nd of November, 2010, hereinafter (the “Contract”).

2.           That as per the terms provided in the Contract, the Companies and the Holder are bound jointly and irrevocably to perform all the acts needed to: (i) request for the granting of the transference contract derived from the mining request identified with code number IKE-10421X under the terms stated in the legislation that is in force within the ten (10) work days following the Holder’s being registered as the sole holder of the concession contract  that is derived from mining request identified with code number IKE-10421X in the National Mining Registry and,  (ii) once the resolution has been issued giving  effect to the concession contract as derived from the mining request identified with code number  IKE-10421X to the Assignee (the “Transfer”), register that Transference to the Assignee at the National Mining Registry (the “Registry”).

3.           That as per the terms provided in the Contract, and as a especial consideration to the duties acquired by the Companies, the Assignee has deposited the amount of five hundred thousand dollars (US$ 500.000) (the “Resources”), in a trust fund with Fiduciaria de Occidente, (the “Trust Fund”), which shall be paid to the Companies once the Registry process is fully completed.

4.           That on August 19th, 2011 the Parties subscribed Supplementary Agreement  No. 1 to the Contract, extending the term for the Registry to be effective for four  (4) months in addition to the term initially set forth in the Contract.

5.           That in accordance to the aforesaid, the trust management agreement by means of which the Trust Fund was modified by a Supplementary Agreement, and the term that had been provided to submit the Registry by the Companies was extended and as a consequence the term to give the Resources changed from the eight (8) months that had initially been said to twelve (12) months counted as of the day the Resources are paid.

6.           That due to the changes made to the mining legislation as per Act 1382 from 2010, specifically regarding crediting the mining transference contract applicant’s technical and economical capacity, the proceedings corresponding to the request identified with code number IKE-10421X has taken longer than the Parties had anticipated.

7.           That the Parties are able under the terms of article 2470 of the Civil Code, and wish to terminate the Contract and provide against any present or future difference or litigation and that to that end have they subscribed this Agreement.

Hereby with regard to the aforesaid, the Parties mutually

             AGREE:

First.- Purpose: The purpose of this Agreement is to terminate the Contract by mutual agreement, as well as to terminate all differences that may have come up between the Parties with regard to the Contract, or due to any other cause that is directly or indirectly linked to these, therefore, by means of this Agreement, the Parties hereby agree that  all rights and obligations, true or untrue that may arise in their favor as a result of the Contract or as a result of the commercial relationship held among the Parties, are hereby settled by subscribing this Agreement.

Second.- Terms of the transaction and mutual granting: By means of subscribing this Agreement the Parties hereby grant the following, reciprocally:

a)	Holder’s and Companies’ Granting:

(i)
Both the Companies and the Holder expressly accept that all the Resources that were deposited by the Assignee in the Trust Fund in virtue of the Contract, shall be transferred to Kata Enterprises S.A.S. identified with NIT 900.388.159-2 to the checking account number 102020385 at GNB Sudameris Bank within the five (5) working days following the signing of this Agreement.

(ii)	The Companies hereby bind themselves to subscribe a Letter of Instructions for the Termination of the Trust Management Agreement, which is attached here as Exhibit F of this Agreement.

(iii)
Both the Companies and the Holder directly and through their  predecessors, and through each one of their corresponding managers, employees, attorneys, directors, partners, agents, statutory auditor, licensees, successors, any kind of beneficiaries or assignees (all together the “Companies and Their Representatives”) as of the date this Agreement is subscribed waive and relinquish any action against the Assignee and each and every one of its  managers, employees, directors, stockholders, matrixes, divisions, affiliates, partners, agents, attorneys, statutory auditors, administrators, licensees, successors, any kind of beneficiaries or assignees  (the “Assignee and Its Affiliates”) any of the following:  (a) any claim that is originated or derived from the nature, negotiation, subscription, execution or termination of the Contract, or that is linked in any way to the Contract; (b) exercising any judicial out – of – court before the ordinary justice or before an arbitration tribunal o any administrative authority that is originated or derived from the subscription, execution or termination of the Contract , in  Colombia or in any country; (c) all the rights enshrined to his favor, regardless of their nature, that may be originated or derived from the subscription, execution, or termination of the Contract; (d) any kind of process, trial, claim, lawsuit, or action regardless of its nature or objective, in accordance with the law  or in equity, regarding the nature, subscription, execution, and termination of the Contract or with any other cause linked to it,  (e) any claim that is originated from any other relationship that already exists between the Parties, and (f) of any claim, lawsuit, action, cause,  controversy, debt, costs, lawyers’ fees, clerk’s fees, damages, sentences or claims due to legal liability of any nature, in accordance with the law or in equity, that may already exist, have existed or may exist between the  Parties, based on any fact, circumstance, event, action or mission that may occur  at any time and up to the date of this Agreement, including those regarding or that belong in any way to, or come up as a result f the negotiation, execution, or termination of the Contract, all this as per the  terms stated in the considerations of this Agreement.

(iv)	Both the Companies and the Holder hereby expressly state that the Assignee is Free and Clear of any obligation derived from the Contract.

b)	Concessions by the Assignee:

(i)	The Assignee binds himself to subscribe the Letter of Instructions for the Termination of the Trust management Agreement, which is attached as Exhibit E of this Agreement.

(v)
The Assignee hereby expressly state that the Companies and the Holder of the obligation for Transferring the mining concession contract resulting from mining request IKE-10421X are Free and Clear of any obligation.

(vi)	The Assignee hereby expressly states that the Companies and the Holder are Free and Clear of any obligation derived from the Contract.

Third.- Liability: The Parties hereby expressly accept that this Agreement ends all differences, claims, disputes and actions that may already exist or that may arise between the Parties, including but not limited, to the ones derived from the  nature, negotiation, subscription, execution and termination of the Contract.

Fourth- Wholeness: This Agreement has been freely entered into by the Parties and with the intention to abide by the legal consequences set forth in article 2483 of the Civil Code. This Agreement substitutes any other written or oral agreement the Parties may have entered into and, therefore, it is the only transaction contract between them regarding the negotiation, subscription, execution and termination of the Contract and regarding any other cause as may be directly or indirectly linked to these.

Fifth.- Effects.- The Parties hereby express their wish for this Agreement to enforce the effects of a sentence settled as a last resort and that the waivers herein stated in this Agreement are in full force and are fully valid and legal, regardless of the jurisdiction they are called, pleaded or defended. As a consequence, the Parties hereby expressly state that this Agreement is in full force and is fully valid from the legal standpoint in Colombia, as well as in any other jurisdiction before which any claim is entered regarding any rights or the request for invalidity of any agreement among the Parties. The Parties hereby expressly state that they are entering into this Agreement in order to provide against any possible litigation under the terms and for the effects provided by Title 39 of Book 4º of the Colombian Civil Code. As a consequence, in the event any of the Parties should fail to comply the terms hereby being agreed upon, the complying party shall only be entitled to claim for the obligations under this contract, as well as for the corresponding compensation for damages, but not to finish the contract.

Sixth. - Law: This Agreement is governed by the law of the Republic of Colombia.

Seventh. - Severability: In the event that any of the clauses of this Agreement should be declared inefficient, void, unenforceable, this sole fact shall not affect the efficiency, validity or enforceability of the Agreement as a whole, except in the case that without the corresponding clause it would be understood that the parties had not entered into this Agreement.

Eighth - Confidentiality: The Parties hereby bind themselves to keep the secrecy and to not disclose to any third party the terms and conditions of this Agreement.

Ninth.- Taxes and expenses caused by this Contract: Each one of the Parties shall pay their own taxes or expenses as caused by the subscription of this Agreement.

Tenth – Total Dispute Settlement: This Agreement contains the whole of the transaction of the disputes that already exist between the Parties.

Eleventh –Arbitration: The Parties hereby agree that any dispute or controversy that may arise between them as derived from this Agreement, shall be solved by arbitration before an Arbitration Tribunal which shall be appointed by the Conciliation and Arbitration Center of the Chamber of Commerce of Bogotá, from the list of arbitrators that are duly registered at the said center. The Tribunal shall be subject to the following rules:

a)
The Tribunal shall consist of one (1) arbitrator appointed by the Parties by mutual agreement.  In case the Parties are not able to agree, the arbitrator shall be appointed by the Conciliation and Arbitration Center of the Chamber of Commerce of  Bogotá, upon request of any of the  Parties;

b)
The internal organization of the Tribunal, including their fees and applicable costs shall be subject to the regulations from the Conciliation and Arbitration Center of the Chamber of Commerce of  Bogotá;

c)	The Tribunal shall meet in Bogotá D.C., at the offices of the said center;

d)	The regulations governing the process shall be the ones in force upon summoning the Tribunal; and

e)	The Tribunal shall decide according to law.

In witness whereof the Parties sign this Agreement on the 18th of November, 2011, which shall be effective upon signage

The Companies:

SIKURI MINERALS S.A.S.	MINING LATAM ENERGY S.A.

/s/ Angela Maria Osorio Zappa	/s/ Angela Maria Osorio Zappa
Ángela María Osorio Zappa	Ángela María Osorio Zappa
Legal Representative	Legal Representative

GUACHAVES MINERALS	MALLAMA MINERALS
RESOURCES S.A.S	RESOURCES S.A.S

/s/ Santiago González Romos	/s/ Santiago González Romos
Santiago González Ramos	Santiago González Ramos
Legal Representative	Legal Representative

Holder:	Assignee:

MINERA NARIÑO S.A.S.

/s/ Santiago González Romos	/s/ Camilo Velásquez Vargas
Santiago González Ramos	Camilo Velásquez Vargas
Attorney	Legal Representative
Yesid Armando Beltrán Moreno
C.C. 19.242.800 de Bogotá D.C.

EXHIBIT E
 LETTER OF INSTRUCTION TO TERMINATE THE TRUST MANAGEMENT CONTRACT

Minera Nariño S.A.S., a company that was created by means of private document dated October 26th, 2010, with its headquarters in Medellín and duly registered before the Chamber of Commerce of that city, being represented in this act by  Camilo Velásquez Vargas, bearer of identification card No. 80.083.525 from Bogotá D.C., who is acting in his capacity of legal representative (the  “Grantor”) and (ii) Sikuri Minerals S.A.S., a company that has been duly created and is in good standing as per the laws of the Republic of Colombia, bearer of  NIT.900.338.194-7 and duly represented by Ángela María Osorio Zappa, of age,  bearer of identification card number 52.427.335 from Bogotá D.C.,  Mining Latam Energy S.A. a company that has been duly constituted and that exists as per the laws of the Republic of Colombia, identified with NIT. 900.329.056-0 and duly represented by Ángela María Osorio Zappa, of age, bearer of identification card number  52.427.335 from Bogotá D.C., Guachaves Minerals Resources S.A.S., s a company that has been duly created and is in good standing as per the laws of the Republic of Colombia, bearer of  NIT.900.360.779 - 7 and duly represented by Santiago González Ramos, of age,  bearer of identification card number 7.691.508 from Neiva, Mallama Minerals Resources S.A.S a company that has been duly created and is in good standing as per the laws of the Republic of Colombia, bearer of  NIT. 900.353.607-1 and duly represented by Santiago González Ramos, of age,  bearer of identification card number 7.691.508 from Neiva, and Kata Enterprises S.A.S, legally represented by Camilo Velásquez Vargas, of age, living in Bogotá D.C., the Republic of Colombia, bearer of identification card No. 80.083.525 from Bogotá D.C.,  a company that has been created as per the laws of the Republic of Colombia, identified with NIT No. 900.388.159-2, hereinafter, jointly all four companies shall be referred to as  (the “Beneficiaries”); and together with the Grantor, (the “Parties”), we have agreed to terminate the irrevocable mercantile trust management and payments contract entered into between the Grantor and Fiduciaria de Occidente S.A. on the 21st of December, 2010 (“Contract under Commission”), as follows:

1.
Termination. The Parties expressly, in common agreement and according to clause 11.2 number 4 of the Contract under Commission, hereby terminate the Contract under Commission as of the date this document is signed.

2.
Liquidation. Within the thirty (30)  calendar ays following subscription of this document the Contract under Commission shall be liquidated as per the terms stated in Chapter XII of the Contract under Commission.

3.
Transference. As a result of the aforementioned, the Fiduciary must transfer to the  Granting Party the amount that results from liquidating the  Management Contract into checking account number 102020385 from GNB Sudameris Bank to  Kata Enterprises S.A.S.

In witness whereof, this document is signed on the 18th of November, 2011

THE GRANTING PARTY

MINERA NARIÑO S.A.S.

/s/ Camilo Velásquez Vargas
Camilo Velásquez Vargas
Legal Representative

BENEFICIARIES:

SIKURI MINERALS S.A.S.	MINING LATAM ENERGY S.A.

/s/ Angela Maria Osorio Zappa	/s/ Angela Maria Osorio Zappa
Ángela María Osorio Zappa	Ángela María Osorio Zappa
Legal Representative	Legal Representative

GUACHAVES MINERALS	MALLAMA MINERALS
RESOURCES S.A.S.	RESOURCES S.A.S

/s/ Santiago González Romos	/s/ Santiago González Romos
Santiago González Ramos	Santiago González Ramos
Representative Legal	Representative Legal

KATA ENTERPRISES S.A.S.

/s/ Camilo Velásquez Vargas
Camilo Velásquez Vargas
Legal Representative